Exhibit 99.1          Press release dated August 02, 2006

Press Release
                          CAPITAL ALLIANCE INCOME TRUST
                 MANAGEMENT KNOWS NO REASON FOR STOCK VOLATILITY


SAN FRANCISCO - (BUSINESS WIRE) - August 2, 2006 - Capital Alliance Income Trust Ltd. ("CAIT") (AMEX: CAA-news), a specialty residential mortgage finance company organized as a real estate investment trust, has received a number of recent inquiries about its trading activity. Dennis R. Konczal, President, and Richard
J. Wrensen, Chief Financial Officer, commented today, "We are unaware of the reason for the recent buying activity and volatility in CAIT Common Stock."

Recently, CAIT filed with the Securities and Exchange Commission its Annual Meeting proxy statement outlining several initiatives for consideration by the shareholders of CAIT. CAIT's Proxy Statement, pursuant to Section 14(a) of the Securities Exchange Act of 1934, was filed with the Securities and Exchange Commission on June 26, 2006 and became a matter of public record at that time. There have been no significant changes to the status of CAIT since that time. If any individual or group acquires 5% or more of CAIT's outstanding shares, an SEC filing of a Form 13 within five days is required.

This document contains "forward looking statements" (within the meaning of the private Securities litigation reform Act of 1995) that inherently involve risk and uncertainties. CAIT's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of the changes and composition of CAIT's investments and unseen factors. As discussed in CAIT's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in and market expectations for fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, the liquidity of secondary markets and credit markets, increases in costs and other general competitive factors.

Contact:    Capital Alliance Income Trust Ltd., San Francisco
            Richard J. Wrensen, CFO, 415/288-9575
            www.calliance.com